Exhibit 23.1

中正會師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 2021, relating to the consolidated financial statements of Nova LifeStyle, Inc and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

June 16, 2021